                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

                              -------------------

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of Earliest Event Reported): January 3, 2005

                          QUANTA CAPITAL HOLDINGS LTD.
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-50885

                BERMUDA                                                                          N/A
     (State or Other Jurisdiction                                                         (I.R.S. Employer
   of Incorporation or Organization)                                                     Identification No.)
                                               1 Victoria Street, Fourth Floor
                                                          Hamilton HM 11
                                                              Bermuda
                                  (Address of Principal Executive Offices, Including Zip Code)

                                                            441-294-6350
                                     (Registrant's Telephone Number, Including Area Code)

                                 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in Quanta Capital Holdings Ltd.'s (the "Company")
Current Report on Form 8-K filed on November 28, 2005, as a result of Tobey J.
Russ' departure as an officer and director of the Company on November 21, 2005, the Company's and Mr. Russ' obligations under the Employment Agreement dated as of July 17, 2003, between the Company and Mr. Russ (the "Employment Agreement")
were terminated except for certain provisions that survive in accordance with the terms of the Employment Agreement. On January 3, 2006, the Company and Mr.
Russ entered into a Separation Agreement and General Release (the "Separation
and Release Agreement") which provides, among other things, for the previously disclosed payment of $3,000,000 and for the payment of certain medical benefits, in accordance with the terms of the Employment Agreement. The Company will also pay $62,500 to Mr. Russ for lieu of notice under the Employment Agreement. The
Company will make these payments to Mr. Russ in a lump sum, less applicable federal, state and local taxes, and other deductions, on or before the one-month anniversary of the Separation and Release Agreement. In addition, in consideration for this Separation and Release Agreement, the Company will also pay Mr. Russ $43,269 for earned but unused vacation which is to be paid with the other payments noted above and will also provide for the payment of certain fees associated with the provision of certain outplacement, legal and tax services to
Mr. Russ.

The above discussion is a summary description of certain terms and conditions of the Separation and Release Agreement and is qualified in its entirety by the terms and conditions of the Separation and Release Agreement. For complete descriptions of the terms and conditions summarized in this report, reference must be made to the Separation and Release Agreement attached hereto as Exhibit
10.1 and incorporated by reference herein.

ITEM 3.01         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
                  RULE OR STANDARD; TRANSFER OF LISTING.

On December 22, 2005, the Company notified the Nasdaq Stock Market, Inc.
("Nasdaq") that, as a result of the resignation of Wallace L. Timmeny effective on December 31, 2005, the Company's Audit Committee no longer complies with the requirement that it be comprised of at least three independent directors as defined in Rule 4200 of the Nasdaq Marketplace Rules and, accordingly, was no longer in compliance with Rule 4350(d)(2) of the Nasdaq Marketplace Rules. As previously reported, due to the appointment of Robert Lippincott III as Interim
Chief Executive Officer, the Company is no longer in compliance with Rule
4350(c)(1) which requires that the majority of the Board of Directors be comprised of independent directors. Following the resignation of Wallace L.
Timmeny, the Board of Directors of the Company has five members consisting of two independent and three non-independent directors.

On January 3, 2006, in response to the Company's notice to Nasdaq, Nasdaq notified the Company and confirmed that it no longer complied with Rules
4350(c)(1) and 4350(d)(2) and that, consistent with Rule 4350(d)(4), the Company would be provided a cure period until the earlier of its next annual shareholders meeting or December 31, 2006 to regain compliance with the audit committee requirement. However, because the Company is not in compliance with
Nasdaq Marketplace Rule 4350 (c)(1) due to two vacancies on the Company's Board of Directors, the Company is no longer entitled to the cure period set forth in such rule to regain compliance with the requirement that the majority of the
Board of Directors be comprised of independent directors. Accordingly, Nasdaq is requiring that by January 18, 2006 the Company provide it with a specific plan and timetable to achieve compliance with the requirement that the majority of the Board of Directors be comprised of independent directors. If, upon review of the plan and timetable, Nasdaq determines that the plan does not adequately address these issues and requirements, Nasdaq may take further action under
Nasdaq Marketplace Rule 4800 to review the Company's listing determination. The
Company intends

to fully comply with and address all of Nasdaq's requests and requirements. The
Governance and Nominating Committee has already commenced a search for two independent directors, at least one of whom will possess the qualifications required by the Nasdaq Marketplace Rules to serve on the Company's Audit
Committee, and expects to fill these vacancies prior to its annual general meeting in 2006.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

EXHIBIT
NUMBER            DESCRIPTION
------            -----------
10.1              Separation Agreement and General Release, effective January 3,
                  2006, by and between the Company and Tobey J. Russ.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Exchange Act of 1934,
the Registrant has duly caused this Report to be signed on its behalf by the
Undersigned hereunto duly authorized.

                                    QUANTA CAPITAL HOLDINGS LTD.

Date:  January 9, 2006              By: /s/ Robert Lippincott III
                                        -----------------------------------
                                        Robert Lippincott III
                                        Interim Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

10.1              Separation Agreement and General Release, effective January 3,
                  2006, by and between the Company and Tobey J. Russ.